ISCO International Signs Agreement With TVSICS in India

ELK GROVE VILLAGE, IL -- 01/17/2008 -- ISCO International, Inc. (AMEX: ISO) today announced it has signed a distributor agreement with India's TVSICS to introduce ISCO's products to the Indian marketplace. Additionally, ISCO and TVS have agreed to offer a new platform to address specific opportunities that would benefit by presenting ISCO's unique radio frequency management and interference-control solutions to the wireless telecommunications industry in India.

TVS is a leading distributor of wireless and wireline telecommunications infrastructure equipment in India and internationally. TVSICS is a part of the prestigious TVS Group, with group revenue of more than $3 billion annually and employing over 25,000 personnel.

"Wireless growth in this area of the world has been explosive and continues on an expanding trajectory. We anticipate that this opportunity with TVSICS will enable us to quickly bring our innovative wireless solutions to this quickly growing market," said Ralph Pini, interim CEO of ISCO International.

About ISCO International

ISCO International, Inc. is a leading global supplier of radio frequency management and interference-control systems for the wireless telecommunications industry. By integrating state-of-the-art filtering, duplexing and low noise amplifier technology, ISCO's product portfolio is able to improve the performance of new and existing cellular deployments. ISCO now offers software-based, adaptive filtering solutions targeted at increasing the performance of CDMA and WCDMA wireless systems worldwide. For additional information on ISCO and digital Adaptive Notch Filters, as well as white papers and presentations, please visit www.iscointl.com.

About TVSICS

TVS Interconnect Systems Ltd forms part of the TVS Group established in 1911 with group revenue of over $3 billion and employing more than 25,000 people. The company has its Manufacturing plant in Madurai, Corporate Office in Bangalore, and Regional marketing offices in Delhi, Mumbai, Chennai, Hyderabad and Pune. With a start towards manufacturing low end components like electronic connectors, RF (Radio frequency) connectors, cable assemblies, Fiber optic products & other accessories for telecommunication, consumer electronics & automobile industries, the company has transformed itself into providing solutions for wireless infrastructure, carrier expansion, enterprise solutions and project management services both in India & overseas. For additional information, please visit www.tvsics.com.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "looks," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain financing in the future if necessary; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations; the risks of legal proceedings; and the ability of the Company to successfully integrate the combined entity. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date above or to reflect the occurrence of unanticipated events.

Web site: http://www.iscointl.com.

CONTACT:
Mr. Frank Cesario
PHONE: 847-391-9492
INTERNET: iscoir@iscointl.com